Exhibit 99.1

Allurion Advances Plan to Regain Listing Compliance

Files appeal to NYSE on decision to initiate delisting proceedings

Company’s recent FDA approval catalyzes plan to regain compliance with the continued listing requirements of NYSE or initial listing requirements of the NYSE American

NATICK, Mass. – March 12, 2026 – Allurion Technologies, Inc. (the “Company”) (OTCID: ALUR), a pioneer in metabolically healthy weight loss, announced today that it has appealed the decision by the New York Stock Exchange (the “NYSE”) to initiate delisting proceedings against Allurion’s securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000.

The Company’s recent FDA approval of the Allurion Gastric Balloon System, featuring the Allurion Smart Capsule, catalyzed a detailed plan to regain compliance with NYSE listing standards or to relist its securities on the NYSE American, strengthen its balance sheet, and fund commercialization of the Allurion Smart Capsule in the U.S. This plan has been shared with the NYSE and is currently being executed by the Company’s management.

“We have been in regular contact with the NYSE about our step-by-step plan to regain compliance with its listing standards or initiate listing on the NYSE American,” said Dr. Shantanu Gaur, Founder and Chief Executive Officer. “The first step in our plan was receiving FDA approval, which was received on February 20, 2026. We are leveraging this approval to touch off the remaining parts of our plan to ultimately regain compliance or relist.

“We are confident we can execute this plan, setting up Allurion to capitalize on our U.S. FDA approval and enabling us to treat the more than 100 million Americans suffering from obesity, 20 million of whom have already tried a GLP-1 but discontinued use,” Dr. Gaur concluded.

While the Company has appealed the NYSE’s decision and is working diligently to regain compliance with the NYSE or relist on the NYSEA, there can be no assurance that these efforts will be successful. The Company’s securities are trading on the OTCID exchange while the Company works to execute its above-referenced plan.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: our efforts to to regain compliance with NYSE listing standards or to relist its securities on the NYSE American, strengthen our balance sheet, and fund commercialization of the Allurion Smart Capsule in the U.S.; establishing a new standard for weight loss; pioneering in metabolically healthy weight loss; and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to management.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Gastric Balloon System, including the Allurion Smart

Capsule; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Smart Capsule; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to regain compliance with the continued listing standards of the New York Stock Exchange or qualify for an initial listing on another exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025, and as amended on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Report on Form 10-Q filed with the SEC on November 17, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Investor Contact
investors@allurion.com